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                                  EXHIBIT 10.2

                                                             July 15, 2003

         The undersigned Purchaser agrees to buy, and the Undersigned Seller agrees to sell all that tract or parcel of land lying and being in Land Lot 38/District 2, consisting of 1.54 +/- acres, more or less, more thoroughly described in Plat of Survey by N/A a registered Surveyor recorded in the records of White County, Georgia, in Plat Book 24, Page 121.

         The purchase price of above described property shall be $One Million and no/100 dollars ($1,000,000.00) to be paid as follows:

         The Seller acknowledges that Purchaser has paid the sum of $10,000.00 to Jerry Ward as earnest money, which shall be applied as partial payment of the purchase price of the described property at closing.

         Seller warrants that he presently has title to said property, and at the time the sale is consummated, he agrees to convey good and marketable title to said property to purchaser by general warranty deed subject only to (1) Zoning ordinances affecting said property, (2) general utility easements serving said property, (3) Subdivision restrictions of record, (4) Leases, other easements, other restrictions and encumbrances specified in this contract used herein, shall mean title which a Title Insurance Company, licensed to do business in the state of Georgia, will insure at its regular rates, subject only to standard exceptions unless otherwise specified herein.

         The Purchaser shall have reasonable time after acceptance of this contract in which to examine title and in which to furnish Seller with a written statement of objections affecting the marketability of said title. Seller shall have reasonable time after receipt of such objections to satisfy all objections within a reasonable time, then at the option of the Purchaser, evidenced by written notice to Seller, this contract shall be null and void.

         Seller and purchaser agree that such papers as may be legally necessary to carry out the terms of this contract shall be executed and delivered by such parties at time sale is consummated.

         Purchaser, its agents, or representative, at Purchaser's expense and at reasonable times during normal business hours, shall have the right to enter upon the property for the purpose of inspecting, examining (including soil boring), testing, and surveying the property. Purchaser assumes all responsibility for the acts of itself, its agents, or representatives in exercising its right under this paragraph and agrees to hold Seller harmless for any damages resulting therefrom.

         Time is of the essence of this contract.

         This contract shall insure to the benefit of, and be binding upon, the parties hereto, their heirs, successors, administrators, executors and assigns.

         The interest of the Purchaser in this contract shall not be transferred or assigned without the written consent of Seller.

         This contract constitutes the sole and entire agreement between the parties hereto and no modification of this contract shall be binding unless attached hereto and signed by all parties to this agreement. No representation, promise, or inducement not included in this contract shall be binding upon party hereto.

         The following stipulations shall, if conflicting with printed matter, control:

                              SPECIAL STIPULATIONS

1. Real Estate taxes on said property shall be prorated as of the date of closing.

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2.       Sale shall be closed on or before January 15, 2004.

3. Possession of premises shall be granted by Seller to Purchaser no later than 6 P.M. the day of closing.

4.       Seller shall pay State of Georgia property transfer tax.

5. Purchaser desires 50 years title search yes , title insurance yes , other _____. Purchaser shall be responsible for fees incurred.

6. This Contract is for Property located at 136 N. Main St. Cleveland, GA, White County.

7.       Seller to retain all equipment and furnishings related to restaurant.

8.       Seller to be notified 30 days prior to closing.

9.       Special Stipulation.

                  Date of Offer July 15, 2003
                  Acceptance Date _____________________________

Purchaser     MVCB, LLP                    Seller     Jerry Cleveland Ward
         ___________________________             _______________________________
              (Print legal name)                      (Print legal name)

SS#                                        SS#
   _________________________________          __________________________________

Address:                                   Address:
Street:      34 Courthouse Sq.             Street:    398 Willows Dr.
       _____________________________              ______________________________

City:    Cleveland     State:   GA         City:    Cleveland      State:  GA

County:    White       Zip:   30528        County:    White        Zip:   30528

Phone:        706-865-2626                 Phone:         706-865-9819

Purchaser:   E. Ray Black Sr.              Seller:    Jerry C. Ward
          __________________________              ______________________________
             (Signature-legal name)                   (Signature-legal name)
             Managing Partner

Purchaser                                  Seller
         ___________________________             _______________________________
              (Print legal name)                      (Print legal name)

SS#                                        SS#
   _________________________________          __________________________________

Address:                                   Address:
Street:                             .      Street:
       _____________________________              ______________________________

City:                  State:              City:                  State:
     __________________      _______            __________________      _______

County:                Zip:                County:                Zip:
       ________________    _________              ________________    _________

Phone:                                     Phone:
      ______________________________             _______________________________

Purchaser:   /s/ E. Ray Black              Seller:  /s/ Jerry Cleveland Ward
          __________________________              ______________________________
            (Signature-legal name)                  (Signature-legal name)

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Additional Special Stipulations

         These Additional Special Stipulations are in addition to, and a part that certain purchase and sale contract by and between MVCB, LLP ("Purchaser") and Jerry Ward ("Seller"), of even date herewith (the "Agreement") for the purchase and sale of certain improved real property located at 136 N. Main Street, Cleveland, Georgia 30528 (the "Property").

9. If Purchaser shall validly exercise any right or option under this Agreement to rescind, cancel or terminate this Agreement on or prior to the closing, Seller shall immediately refund the $10,000 earnest money to Purchaser whereupon this Agreement shall terminate and the parties to this Agreement shall have no further rights, duties or obligations under this Agreement, except for such rights, duties or obligations which are specifically set forth herein to survive any termination of this Agreement.

10. At closing, Seller shall execute and deliver to Purchaser a limited warranty deed in recordable form, conveying good and marketable title to the Property to Purchaser free and clear of any lien or other encumbrance except those permitted in the contract, together with a properly completed transfer tax declaration as required under Georgia law and all other customary documents generally required in a Georgia real estate transaction.

11. Seller and Purchaser hereby represent and warrant to the other that neither party has dealt with a broker, agent or finder in connection with this transaction and Seller and Purchaser each covenant and agree to indemnify and hold harmless the other party with respect to any claim for any fee, commission or similar compensation with respect to this transaction made by any broker, agent or finder claiming to have dealt with the indemnifying party. This indemnity shall survive the closing or any termination of this Agreement.

12. Seller has the risk of loss or damage by casualty or otherwise to the Property until the closing date and the delivery of the deed.

13. Purchaser may terminate this Agreement for any reason, or for no reason (except for lack of financing), in its absolute sole discretion, upon completion of its due diligence by delivering written notice of such termination to Seller. If Purchaser gives notice of termination to Seller, then Seller shall refund the $10,000 earnest money to Purchaser. Upon such refund and disbursement of the earnest money, this Agreement shall terminate and the parties to this Agreement shall have no further rights, duties or obligations under this Agreement, except for any obligations specifically set forth herein to survive termination of this Agreement.

14. Within a reasonable time after acceptance of this contract, Seller will provide copies to Purchaser, of all property related documents in the Seller's possession, including, without limitation, copies of all the real estate tax bills for the Property for 2001, 2002 and 2003; copies of any existing title policy covering the Property; copies of any existing surveys describing the Property; and copies of all leases, amendments and tenant-related correspondence;

15. Purchaser may extend the closing date for up to thirty (30) days. In the event Purchaser desires to exercise such extension rights, Purchaser shall give written notice to Seller at least ten (10) days before the closing date.

16. If Seller defaults under this Agreement, then Purchaser shall be entitled to seek specific performance of this Agreement against Seller and to seek any other remedies provided or available to Purchaser at law or in equity. In addition to, and not in lieu of any other remedies available to Purchaser, in any event of Seller's default, Purchaser shall have the option to elect to have the earnest money fully refunded to Purchaser.

17. If Purchaser defaults under this Agreement, then Purchaser shall retain the $10,000 earnest money as Seller's sole and exclusive remedy under this Agreement; Seller and Purchaser acknowledge and agree that it is not possible to estimate more precisely the damages that might be suffered by Seller upon Purchaser's default and that the amount of the earnest money is a fair and reasonable estimate of Seller's damage for Purchaser's default. Seller's retention of the earnest money is intended not as a penalty, but as full liquidated damages.

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18.      Purchaser shall not assign Purchaser's rights or delegate its obligations under this Agreement other than to a related entity of Purchaser or pursuant to the direction or requirement of any applicable regulations.

19. Seller and Purchaser each warrant and represent to the other that they have the right, power, and authority to enter into this Agreement and the right, power, and authority to convey and purchase the Property in accordance with the terms and conditions of this Agreement.

20. Seller represents and warrants that Seller has received no written notice that the Property does not comply with environmental laws or that the Property is contaminated with hazardous materials and Seller has received no written notice and Seller has no knowledge of any pending, threatened or contemplated condemnation action effecting the Property.

21. This Agreement shall be construed and interpreted in accordance with the laws of the State of Georgia.

22. Seller hereby agrees not to solicit, entertain or accept any formal or informal offers to purchase the Property, or any part thereof while this Agreement is in affect.

23. Seller shall deliver possession of the Property to Purchaser at closing in a broom clean working condition with all restaurant equipment, signage and fixtures removed and any damage caused by such removal restored.

In the event of a conflict between the Agreement and these Additional Special Stipulations, these Additional Special Stipulations shall control.

Purchaser's Initials     ERB Sr.            Seller's Initials    JCW     7-14-03
                     _______________
                         7/14/03

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